Exhibit 99.1

News Release

Microlin Bio to Acquire Nucleic Acid Therapeutic Assets of Marina Biotech

Marina to Pursue Asset Purchase and Reverse Merger Opportunities

New York, NY and Bothell, WA, March 15, 2016 – Microlin Bio, Inc. (OTCQB:MICB), a development stage biotechnology company focused on the development of microRNA based therapeutics for cancer and Marina Biotech, Inc. (OTCQB:MRNA), a leading nucleic acid-based drug discovery and development company focused on rare diseases announced that the companies have executed a term sheet under which Microlin intends to acquire Marina’s nucleic acid therapeutics assets. Pending the negotiation of the definitive agreement and company shareholder approvals, Microlin is expected to acquire Marina’s nucleic acid therapeutics assets for 6.7 million common shares and approximately $1 million in cash.

The Marina assets to be acquired will include a Phase 1 program for the treatment of Familial Adenomatous Polyposis which has both U.S. FDA Orphan Drug and Fast Track designations as well as Marina’s multiple licensing and partnership agreements. In addition, Microlin will be acquiring a global intellectual property estate with 148 issued or allowed patents and over 95 pending patents, which provide broad coverage for both novel nucleic acid chemistries and delivery technologies.

“We are pleased to have taken this first step to acquiring Marina’s nucleic acid therapeutics assets,” stated Joseph Hernandez, CEO and Chairman at Microlin Bio. “We believe that the technology and intellectual property estate will be a significant addition to Microlin’s novel micoRNA drug discovery platform. We plan to take full advantage of our new IP position by exploring and developing novel chemistry modifications and delivery formulations for the further advancement of our novel microRNA therapeutics pipeline. In addition, Marina’s Phase 1 program will provide Microlin with a clinical asset which we could advance to first commercial launch within three years. In addition to Marina’s existing agreements, we believe we will be able to continue to leverage Marina’s broad nucleic acid drug discovery capabilities to add incremental value through new licensing and partnering agreements. We look forward to working with the Marina team to conclude this transaction as quickly as possible.”

Microlin’s purchase of Marina’s nucleic acid therapeutics assets is expected to close by July 1, 2016 pending execution of the definitive asset purchase agreement, subsequent approval by Marina stockholders and Microlin’s completion of a financing of at least $5 million.

“The Marina Board of Directors and I believe the sale of our nucleic acid therapeutic assets to Microlin is the first step in creating the greatest value opportunity for our shareholders,” stated J. Michael French, President and CEO at Marina Biotech. “We believe that our proprietary chemistries and delivery technologies are best suited for development of therapeutic compounds that modulate non-coding RNA. Therefore, we feel strongly that these technologies are synergistic and complimentary to Microlin’s novel microRNA assets and that Microlin is in a strong position to move these assets forward. We believe the second step to creating value for our shareholders is the acquisition of other assets or perhaps a reverse merger. The combination of two transactions permits Marina shareholders the potential to recognize value through two diverse clinical efforts – nucleic acid therapeutics with Microlin and another asset we’re currently in the process of identifying and negotiating. We look forward to working with the Microlin team to build value through the integration of Marina’s technologies.”

Objective Capital Partners, LLC served as financial advisor to Marina Biotech in the transaction.

About Microlin Bio, Inc.

Microlin Bio, Inc. is a development stage biotechnology company focused on the development of microRNAbased therapeutics in cancer and neurodegenerative disease, including AD. For more information, please visit www.microlinbio.com

About Marina Biotech, Inc.

Marina Biotech is an oligonucleotide therapeutics company with broad drug discovery technologies providing the ability to develop proprietary single and double-stranded nucleic acid therapeutics including siRNAs, microRNA mimics, antagomirs, and antisense compounds, including messengerRNA therapeutics. These technologies were built via a roll-up strategy to discover and develop different types of nucleic acid therapeutics in order to modulate (up or down) a specific protein(s) which is either being produced too much or too little thereby causing a particular disease. We believe that the Marina Biotech technologies have unique strengths as a drug discovery engine for the development of nucleic acid-based therapeutics for rare and orphan diseases. Further, we believe Marina Biotech is the only company in the sector that has a delivery technology in human clinical trials with differentiated classes of payloads, through licensees ProNAi Therapeutics and Mirna Therapeutics, delivering single-stranded and double-stranded nucleic acid payloads, respectively. Our novel chemistries and other delivery technologies have been validated through license agreements with Roche, Novartis, Monsanto, and Tekmira. The Marina Biotech pipeline currently includes a clinical program in Familial Adenomatous Polyposis (a precancerous syndrome) and a preclinical program in myotonic dystrophy. Marina Biotech's goal is to improve human health through the development of RNAi- and oligonucleotide-based compounds and drug delivery technologies that together provide superior therapeutic options for patients. Additional information about Marina Biotech is available at www.marinabio.com.

About Objective Capital Partners, LLC

Objective Capital Partners (www.objectivecp.com) is a leading M&A investment banking firm whose Principals have collectively engaged in more than 500 successful transactions serving the transaction needs of growth stage and mid-size companies. The executive team has a unique combination of investment banking, private equity, and business ownership experience that enables Objective Capital Partners to provide large enterprise caliber investment banking services to companies with annual revenues up to $500 million. Services include sale transactions, equity and debt capital raises and comprehensive advisory services. The firm uses a proprietary process to work to achieve maximum company valuation, premium pricing, and high client satisfaction rates post-sale. The firm’s industry expertise includes: life sciences, business services, software and hardware technology, aerospace/defense, IT services, healthcare services, energy services, biotech, consumer products and specialized manufacturing. Additional information on Objective Capital Partners is available at www.objectivecp.com.

Securities and investment banking services are offered through BA Securities, LLC Member FINRA, SIPC. The Principals of Objective Capital Partners are Registered Representatives of BA Securities. Objective Capital Partners and BA Securities are separate and unaffiliated entities.

Microlin Bio Forward-Looking Statements

This press release contains “forward-looking statements” as that term is defined in the Private Securities Litigation Reform Act of 1995, regarding the research, development and commercialization of pharmaceutical products. Such forward-looking statements are based on current expectations and involve inherent risks and uncertainties, including factors that could delay, divert or change any of them, and could cause actual outcomes and results to differ materially from current expectations. No forward-looking statement can be guaranteed. Forward-looking statements in the press release should be evaluated together with the many uncertainties that affect Microlin Bio’s business and Microlin Bio undertakes no obligation to publicly update any forward-looking statement, whether as a result of new information, future events, or otherwise.

Marina Biotech Forward-Looking Statements

Statements made in this news release may be forward-looking statements within the meaning of Federal Securities laws that are subject to certain risks and uncertainties and involve factors that may cause actual results to differ materially from those projected or suggested. Factors that could cause actual results to differ materially from those in forward-looking statements include, but are not limited to: (i) the ability of Marina Biotech to obtain additional funding; (ii) the ability of Marina Biotech to attract and/or maintain manufacturing, research, development and commercialization partners; (iii) the ability of Marina Biotech and/or a partner to successfully complete product research and development, including preclinical and clinical studies and commercialization; (iv) the ability of Marina Biotech and/or a partner to obtain required governmental approvals; and (v) the ability of Marina Biotech and/or a partner to develop and commercialize products prior to, and that can compete favorably with those of, competitors. Additional factors that could cause actual results to differ materially from those projected or suggested in any forward-looking statements are contained in Marina Biotech's most recent filings with the Securities and Exchange Commission. Marina Biotech assumes no obligation to update or supplement forward-looking statements because of subsequent events.

For Microlin media inquiries:

The Ruth Group

Lee Roth

(646) 536-7012

lroth@theruthgroup.com

For Marina media inquiries:

HDMZ

Ryan Ferrell

(312) 506-5202

ryan.ferrell@hdmz.com

For Objective Capital inquiries:

Channing Hamlet

(858) 342-4939

channing.hamlet@objectivecp.com

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